EMPLOYMENT AGREEMENT

     This Employment Agreement (the "Agreement"), dated as of the 16th day of July, 2000, is entered into between MegaMedia Networks, Inc., (the "Company"), and William A. Mobley, Jr., (the "Executive").

                                     RECITAL

     WHEREAS, the Company desires to employ the Executive and the Executive desires to be employed by the Company upon the terms and subject to the conditions set forth in this Agreement.

     NOW THEREFORE, in consideration of the Recital and of the mutual promises set forth in this Agreement, the company and the Executive agree as follows:

                                    AGREEMENT

1. Employment. The Company employs the Executive as the Chief Technology Officer and as CTO he shall coordinate all of the Employer's technical operations, new product development and implementation of Internet related software and hardware, management of third party vendor support, relations and alliances, and the Employee hereby accepts such employment, upon the terms and subject to the conditions set forth in this Agreement.

2. Term. The term of this Agreement shall be six months (6), commencing on July 16, 2000, and ending on January 20, 2001.


3. Duties. During the term of this Agreement, subject to the direction of the Board of Directors of the Company, the Executive shall serve in the capacities set forth in Section 1 hereof. The Executive shall devote his time and energies to the business and affairs of the Company and shall use his best efforts, skills and abilities to promote the interests of the Company and to diligently and competently perform his duties.

4.   Compensation and Benefits:

     A. Executive Compensation. Commencing with the start of employment pursuant to this Agreement, Executive shall receive an annual salary of $150,000.00 (one hundred, fifty thousand dollars). Executive shall also be entitled to participate in the executive bonus program as that Program may be in force and determined from time to time by the Company's Board of Directors and its Compensation Committee.

     B. Benefits: During the term of this Agreement, the Executive shall be entitled to participate in or benefit from, in accordance with the eligibility and other provisions thereof such medical, insurance, pension, retirement, life insurance, profit sharing and other fringe benefit plans or policies as the company may make available to, or have in effect for, its other senior executives and Executive's participation shall not be less that that of any other executive officer of the Company. The Company retains the right to terminate or alter any such plans or policies from time to time. At this time, the Company pays 30% of the cost of participation of Executive's family in the Company medical insurance plan.

     C. Reimbursement of Business Expenses: During the term of this Agreement, upon submission of appropriate supporting documentation, the Executive shall be reimbursed by the Company for all reasonable business expenses actually and necessarily incurred by the Executive on behalf of the Company in connection with the performance of services under this Agreement.

     D. Reimbursement of Other Expenses: During the ter of this Agreement the Executive shall receive an auto allowance of $500.00 per month and shall participate in any other reimbursements (i.e. cellular phone,
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     E.   pager,  etc.) offered to other senior executives at a level that shall not be less than that of any other executive officer of the Company.

     F. Vacation: During the term of this Agreement Executive shall be eligible for ten (10) business days paid vacation during this six month agreement. Vacation days are not cumulative and will not carry over from year to year.

     G. Sick Leave: Executive will be eligible for five (5) paid sick days per year. Paid sick days can be used for any purpose during the employment term. Sick days are not cumulative and will not carry over from year to year.

5. Representation of Executive: The Executive represents and warrants that he is not a party to, or bound by, any agreement or commitment, or subject to any restriction, including but not limited to agreements related to previous employment containing confidentiality or non-compete covenants, which in the future may have a possibility of adversely affecting or interfering with the business of the Company, the full performance by the Executive of his duties under this Agreement or the exercise of his best efforts hereunder.

6. Termination: This Agreement may be terminated prior to the expiration of the term set forth in Paragraph 2 upon the occurrence of any of the events set forth in, and subject to the terms of this Paragraph 6.

     A. Death. This Agreement will terminate immediately and automatically upon the death of the Executive. In the event of Executive's death, Executive's estate or his designated beneficiary shall be paid by the Company all of the compensation and benefits due to Executive through the date of his death, including without limitation, the Escrow Stock and stock option benefits to which Executive was entitled as of the date of his death.

     B. Disability. This Agreement may be terminated at the Company's option, immediately upon written notice to the Executive, if the Executive shall suffer a permanent disability. For the purposes of this Agreement, the term "permanent disability" shall mean the Executive's inability to perform his duties under this Agreement for a period of 90 consecutive days or for an aggregate of 120 days, whether or not consecutive, in any six (6) month period, due to illness, accident or any other physical or mental condition, as determined by the Board of Directors of the Company. In the event of a permanent disability, Executive shall be paid by the Company all of the compensation and benefits due to Executive through the date of his permanent disability..

     C. Voluntary termination by Executive. Thi Agreement may be terminated by Executive upon giving 30 days written notice to the Board of Directors. In the event that Executive voluntarily terminates this Agreement, except for "Constructive Discharge" as hereinafter defined, he shall be paid by the Company all of the compensation and benefits due to Executive through the date of termination.

          i. any reduction of compensation, or othe benefits set forth in Paragraph 4 hereof;

          ii. a material reduction in Executive's job function, duties or responsibilities, or a similar change in Executive's reporting relationships; or

          iii. a required relocation of Executive mor than 35 miles from the Company's offices at 57 West Pine Street, Orlando, Florida 32801; or,

          iv. any breach of any of the material term of this Agreement by the Company which is not fully cured within 15 (fifteen) days of Company's receipt of written notice thereof from Executive.

     D. Cause. This Agreement may be terminated at the Company's option, immediately upon written notice to the Executive, upon (i) "Misconduct" which includes, but is not limited to, the following, which shall not

     E. be construed in pari materia with each other: (a) Conduct evincing such willful or wanton disregard of an employer's interests as is found by the Company's Board of Directors to be in deliberate violation or disregard of standards of behavior which the employer has the right to expect of the Executive; or (b) Carelessness or negligence of such a degree or recurrence as is found by the Company's Board of Directors to manifest culpability, wrongful intent, or evil design, or to show an intentional and substantial disregard of an employer's interests or of the Executive's duties and obligations to the employer, or (ii) fraud, criminal conduct (as evidenced by a plea of no contest or guilty or upon conviction of the Executive for any felony) or embezzlement by the Executive. In the event that Executive is terminated for cause, he shall be paid by the Company all compensation and benefits due through the date of written notice of termination..

     E. Without Cause. This Agreement may be terminated at the Company's option without cause immediately upon notice to the Executive. In the event the Company elects to terminate this Agreement without cause pursuant to this subsection, or the Executive is Constructively Discharged as specified in Paragraph 6C above, the Company shall:

          i. Pay to Executive as wages in lieu of notice the sum of $75,000, or an amount equal to half of the Executive's latest annual salary level, whichever is greater, to be paid in two equal payments, with the first payment paid immediately upon termination and subsequent payments being paid on the 60th day after termination, until paid in full.

          ii. Simultaneous with delivery of the Executive's general release referenced in paragraph 6F, Company shall deliver to Executive or Executive's estate a general release, in form substantially similar to Executive's Release, releasing the Executive and/or his estate from any and all rights, claims, demands, judgments, obligations, liabilities and damages, whether accrued or unaccrued, asserted or unasserted, and whether known or unknown, relating to the Company which ever existed, then existed, or may thereafter exist, by reason of the termination of this Agreement without cause..

     F. Upon the termination of Executive's employment by the Company without cause, simultaneously with the receipt of the first installment of the wages in lieu of notice, and as a condition to the receipt thereof, the Executive or his estate, shall deliver to the Company a general release form acceptable to the Company releasing the Company from any and all rights, claims, demands, judgments, obligations, liabilities and damages, whether accrued or unaccrued, asserted or unasserted, and whether known or unknown, relating to the Company which ever existed, then existed, or may thereafter exist, by reason of termination of this Agreement without cause, except payment of $75,000 or an amount equal to half of the Executive's latest annual salary level, whichever is greater..

     G. Effect of Termination. In the event of any termination under this Paragraph 6, the Company shall have no further obligation under this Agreement to make any payment to, or bestow any benefits on, the Executive from and after the date of the termination other than payments or benefits accrued and due and payable to Executive as provided herein.

7. Indebtedness. If, during the course of the Executive's employment under this Employment Agreement, the Executive becomes indebted to MegaMedia for any reason, MegaMedia may, if it so elects, set off any sum due to MegaMedia from the Executive and collect form the Executive any remaining balance.

8. Training Expenses. MegaMedia shall pay for all reasonable training expenses incurred by the Executive while he is employed under this Employment Agreement.

9. Consent to Personal Jurisdiction and Venue; waiver of Jury Trial. The Executive and Company hereby consent to personal jurisdiction and venue, for any action brought by either party arising out of a breach or threatened breach of this Employment Agreement, exclusively in the United States District Court for the Middle

     District of Florida, Orlando Division, or in the Circuit Court in and for Orange County, Florida; the Executive and Company hereby agree that any action brought by either party, alone or in combination with others, against the other party, whether arising out of this Agreement or otherwise, shall be brought exclusively in the United States District Court for the Middle District of Florida, Orlando Division, or in the Circuit Court in and for Orange County, Florida. The Executive and Company hereby agree that any controversy which may arise under this Agreement would involve complicated and difficult factual and legal issues. Therefore, if a court of law determines for any reason that the arbitration clause of Paragraph 10 of the Agreement is unenforceable, then any action brought by MegaMedia against the Executive, alone or in combination with others, against MegaMedia, whether arising out of this Agreement or otherwise, shall be determined by a Judge sitting without a jury.

10. Arbitration. All controversies, claims, disputes, and matters in question arising out of, or related to, this Employment Agreement or the breach of this Agreement, or the relations between the signatories to this Agreement, shall be decided by arbitration in accordance with the commercial Arbitration Rules of the American Arbitration Association. The signatories agree that the arbitration shall take place exclusively in Orlando, Florida, and shall be governed by the substantive law of the state of Florida. Any award rendered by the arbitrator shall be final, and final judgment may be entered upon it in accordance with applicable law in any court having jurisdiction thereof, including a federal district court, pursuant to the Federal Arbitration Act. The arbitrator may grant a party injunctive relief, including mandatory injunctive relief, to protect the rights of such party, but the arbitrator shall not be limited to such relief. This arbitration provision shall not preclude a party from seeking temporary or preliminary injunctive relief in a court of law to protect its rights, nor shall the filing of such an action constitute any waiver by either party of its right to arbitrate. In connection with the arbitration of any dispute between the signatories to this Agreement, each signatory may utilize all methods of discovery authorized by the Federal and Florida Rules of Civil Procedure.

11. Acknowledgements. The Executive hereby acknowledges tha he has been provided with a copy of this Employment Agreement for review prior to signing it, that he has been given the opportunity to have this Agreement reviewed by his own attorney prior to signing it, that he understands the purposes and effects of this Agreement, and that he has been given a signed copy of this Agreement for his own records. The parties hereto acknowledge that this Agreement and all matters contemplated herein, have been negotiated between both of the parties hereto and their respective legal counsel and that both parties have participated in the drafting and preparation of this Agreement from the commencement of negotiation at all times through the executive hereof.

12. Waiver. The waiver by either party of a breach or threatened breach of this employment Agreement by the other party shall not be construed as a waiver of any subsequent breach. The refusal or failure of MegaMedia to enforce this Agreement (or any similar Agreement) against any other executive, agent, or independent contractor, for any reason shall not constitute a defense to the enforcement by MegaMedia of this Agreement, nor shall it give rise to any claim or cause of action by such executive, agent, or independent contractor or consulting against MegaMedia.

13. Indemnification. The Company shall indemnify Executive to the fullest extent permitted by applicable law against damages and expenses (including fees and disbursements of counsel) in connection with his status or arising out of the ordinary and proper conduct of his duties as an employee, officer and director of the Company.

14.  Miscellaneous.

     A. Entire Agreement. This Employment constitutes the entire agreement between its signatories pertaining to the subject matters of the Agreement, and it supersedes all negotiations, preliminary agreements, and all prior and contemporaneous discussions and understandings of the signatories in connection with the subject matters of the Agreement. Except as otherwise herein provided, no covenant, representation, or condition not expressed in this Agreement, or in an amendment made and executed in accordance with the provisions of subparagraph (b) of this paragraph, shall be binding upon the signatories or shall affect or be effective to interpret, change, or restrict the provisions of this Agreement.

     B. Amendments. No change, modification, or termination of any of the terms, provisions, or conditions of this Agreement shall be effective unless made in writing and signed or initialed by all signatories to this Agreement.

     C. Governing Law. This Agreement shall be governe and construed in accordance with the statutory and decisional law of the State of Florida governing contracts to be performed in their entirety in Florida.

     D. Separability. If any paragraph, subparagraph, or provision of this Agreement, or the application of such paragraph, subparagraph or provision, is held invalid by a court of competent jurisdiction, the remainder of the Agreement, and the application of such paragraph, subparagraph, or provision to persons or circumstances other than those with respect to which is held invalid, shall not be affected.

     E. Headings and Captions. The titles and captions of paragraphs and subparagraphs contained in this Agreement are provided for convenience of reference only, and they shall not be considered a part of this Agreement for purposes of interpreting or applying this Agreement; such titles or captions are not intended to define, limit, extend, explain or describe the scope or extent of this Agreement or any of its terms, provisions, representations, warranties, or conditions in any manner or way whatsoever.

     F. Attorney's Fees. In the event it shall be necessary for any party to seek arbitration or court intervention in order to enforce or defend its rights hereunder, the prevailing party in any such action shall recover from the non-prevailing party or parties, all reasonable attorneys' and paralegal fees in the trail and appellate courts and in all arbitration, including expert witness fees, deposition costs (appearance fees and transcript charges), injunction bond premiums, travel and lodging expenses, arbitration fees and charges, and all other reasonable costs and expenses.

     G. Continuance of Agreement. The rights, responsibilities, and duties of the signatories to this Agreement, and the covenants and agreements contained in this Agreement, shall continue to bind the signatories, shall continue in full force and effect until each and every obligation of the signatories pursuant to this Agreement (and any document or agreement incorporated hereby by reference) shall have been fully performed, and shall be binding upon the successors and assigns of the signatories.

     H. Successors and Assigns. Neither party shall have the right to assign this personal Agreement, or assign any rights or delegate any obligations hereunder, without the consent of the other party; provided, however, that upon the sale of all or substantially all of the assets, business and goodwill of the Company to another company, this Agreement shall inure to the benefit of; and be binding upon, both Executive and the company purchasing such assets, business and goodwill, or surviving such merger or consolidation, as the case may be, in the same manner and to the same extent as though such other company were the Company, subject to the Executive's rights hereunder. Subject to the foregoing, this Agreement shall inure to the benefits of; and be binding upon, the parties hereto and their legal representatives, heirs, successors and assigns.

     I. Additional Acts. The Executive and the Company each agrees to execute, acknowledge and deliver and file, or cause to be executed, acknowledged and delivered and filed, any and all further instruments, agreements or documents as may be necessary or expedient in order to consummate the transactions provided for in this Agreement and do any and all further acts and things as may be necessary or expedient in order to carry out the purposes and intent of this Agreement.

     J. Notices. Any notice or other communication under this Agreement, other than as provided above, shall be delivered personally or sent by certified mail, return receipt requested, postage prepaid, or sent by facsimile or prepaid overnight courier to the parties at the addresses set forth below (or at such other addresses as shall be specified by the parties by like notice). Such notices, demands, claims and other communications shall be deemed given when actually received or (a) in the case of delivery by overnight service with guaranteed next day delivery, the next day or the day designated for delivery, (b) in the case of facsimile, the date upon which the transmitting party received confirmation of receipt by facsimile, telephone or otherwise.

                  To the Company:                     To the Executive:
                           MegaMedia Networks, Inc.       William A. Mobley
                           57 West Pine Street            829 Hickory Hill Court
                           Orlando, Florida  32801        Orlando, FL  32828
                           Attn: Human Resources
                           Fax: 407-245-2943

     K. Counterparts. This Agreement may be executed i counterparts, each of which shall be deemed an original and all of which, together, will constitute one and the same agreement. Any facsimile version of a manually executed signature page delivered by one party to the other shall be deemed manually executed and delivered original.





                                              /S/ WILLIAM A. MOBLEY, JR.
                                              Executive - William A. Mobley, Jr

                                              /S/ DAVID A. GUST
                                              MegaMedia Networks, Inc.
                                              By:  David A. Gust President